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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69104) pertaining to the 1994 Stock Incentive Plan and the 1995 Employee Stock Purchase Plan and in the Registration Statements on Form S-3 (Nos. 333-31142, 333-43066, 333-55370 and 333-81432) of La Jolla Pharmaceutical
Company of our report dated February 8, 2002, with respect to the financial statements of La Jolla Pharmaceutical Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                  /s/ Ernst & Young, LLP

                                                  ERNST & YOUNG LLP




San Diego, California
March 27, 2002